Exhibit 10.4

SEPARATION AGREEMENT AND GENERAL RELEASE

 This is a Separation Agreement and General Release (referred to as "Agreement") entered into this ____ day of ____________, 2005, by and between J. Patrick Mulcahy (referred to as "MR. MULCAHY") and Energizer Holdings, Inc. (referred to as "ENERGIZER" and as defined at Paragraph 12).

 WHEREAS, MR. MULCAHY is an employee of ENERGIZER in a key leadership and strategic position; and

 WHEREAS, MR. MULCAHY has indicated his interest in retiring; and

 WHEREAS, MR. MULCAHY and ENERGIZER are amicably concluding their employment relationship and wish to enter into this Agreement; and

 WHEREAS, ENERGIZER’s Board of Directors has approved the terms of the Agreement.

 NOW, THEREFORE, in consideration of the foregoing and the mutual promises and considerations contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1.   MR. MULCAHY and ENERGIZER agree that at the conclusion of business on January 25, 2005, MR. MULCAHY will resign from employment as Chief Executive Officer with ENERGIZER and will be removed from ENERGIZER’s payroll on January 31, 2005. MR. MULCAHY will continue to satisfactorily perform his duties as ENERGIZER’s Chief Executive Officer through the end of business on January 25, 2005.

2.   ENERGIZER agrees:

 a.    To pay MR. MULCAHY any 2005 contingent bonus to which he would have been entitled under the 2004 Executive Bonus Program had he remained an employee of ENERGIZER through 2005. Such 2005 contingent bonus, if any, will be paid to MR. MULCAHY in November 2005.

      b.        As soon as administratively feasible after MR. MULCAHY’s receipt of any such 2005 contingent bonus, MR. MULCAHY’s pension benefit under the Energizer Holdings, Inc. Supplemental Executive Retirement Plan (“SERP”) will be recalculated to include any such 2005 contingent bonus in MR. MULCAHY’s 2004 earnings for SERP benefit calculation purposes. As soon as administratively feasible, MR. MULCAHY’s recalculated SERP benefit will be paid to him on a prospective basis.

 c.    During MR. MULCAHY’s period of service on the Board of Directors of Energizer Holdings, Inc., to provide MR. MULCAHY with satisfactory office space, computer and telephone access, and access to administrative support personnel.

 3.   The promises and payments contained in Paragraph 2, above, are in addition to any wages or other benefits to which MR. MULCAHY already is entitled because of his work for ENERGIZER. MR. MULCAHY agrees to accept the promises and terms in Paragraph 2 above, in consideration for the settlement, waiver and release and discharge of any and all claims or actions against ENERGIZER arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of sex, race, color, religion, creed, national origin, age, mental or physical disability, marital status, veteran’s status, or any other reason established by law, including any claim of actual or constructive wrongful discharge.

 4.   MR. MULCAHY agrees:

     a.    To release, settle and forever discharge ENERGIZER, including its agents and employees, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not MR. MULCAHY currently knows of them, which might have arisen from MR. MULCAHY’s employment with and termination from ENERGIZER and which may be brought by MR. MULCAHY or another person or agency on MR. MULCAHY’s behalf. This includes, but is not limited to, all claims of discrimination which MR. MULCAHY may have arising out of any violation of any local, state or federal law, regulation or executive order, including all claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, as well as any claim, right or cause of action under the Missouri Revised Statutes including, but not limited to, Workers’ Compensation Retaliation § 287.780, the Service Letter Statute § 290.140, the Missouri Human Rights Act § 213.010 et seq., actions at common law, in contract or tort, all claims for last wages, seniority, reinstatement, attorneys’ fees, costs, and actual compensatory and punitive damages. Provided, however, that MR. MULCAHY shall retain and have specifically excluded from this release any claims he may have against ENERGIZER as identified in paragraph 7 below.

     b.    Not to file any charge or claim of discrimination against ENERGIZER with any local, state, or federal agency including but not limited to the Missouri Commission on Human Rights, the Equal Employment Opportunity Commission, and any comparable agency.

    c.    By December 31, 2005, to return to ENERGIZER all memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to the business of ENERGIZER which MR. MULCAHY possesses, including, but not limited to, computer hardware, software, data, disks, draft books, memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to ENERGIZER, office equipment and supplies, credit cards, cash advances, and, if applicable, any outstanding final expense report.

     d.    In exchange for a reasonable hourly rate based on MR. MULCAHY’s base monthly salary in 2005, to assist ENERGIZER as requested in preparation for trial, including but not limited to review of records and files, attendance at and review of depositions, attendance at conferences with counsel, attendance at trial and assistance with post trial and appeal.

5.    ENERGIZER releases, settles, and forever discharges MR. MULCAHY from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not ENERGIZER currently knows of them, which might have arisen from MR. MULCAHY’s actions or omissions within the scope of his duties during his employment with ENERGIZER and which may be brought by ENERGIZER or anyone on ENERGIZER’s behalf. This includes but is not limited to, any claim ENERGIZER might raise under contract or tort law and also includes any claims arising under federal, state, and/or local laws regulating employment.

 6.    In the event that MR. MULCAHY brings a cause of action or files a charge against ENERGIZER in violation of Paragraph 4 of this Agreement, MR. MULCAHY understands and agrees to place in an escrow account an amount equal to any settlement or separation payment paid to MR. MULCAHY pursuant to this Agreement while said cause of action is in litigation. If a court of competent jurisdiction determines that MR. MULCAHY should not have brought such a cause of action because it is without merit and/or preempted by MR. MULCAHY’s promises in this Agreement, then MR. MULCAHY shall repay to ENERGIZER any settlement or separation payment being held in the escrow account and attorneys fees incurred by ENERGIZER defending its actions and this Agreement, in addition to any other damages the court may deem proper. Further, MR. MULCAHY agrees to waive any legal or equitable claims for monetary compensation or damages incident to any such cause of action or charge.

 7.    This Agreement shall not affect MR. MULCAHY’s right to raise any claims based on any Social Security, Workers' Compensation, or unemployment compensation laws, or claim for benefits under any employee pension or welfare benefit plan or program of ENERGIZER, now or in the future. Such ENERGIZER employee pension or welfare benefit plans or programs shall include, but not be limited to, the Energizer Holdings, Inc. Retirement Plan, the Energizer Holdings, Inc. Supplemental Executive Retirement Plan, the Energizer Holdings, Inc. Deferred Compensation Plan, the Energizer Holdings, Inc. Savings Investment Plan, the Energizer Holdings, Inc. Executive Savings Investment Plan, the Energizer Holdings, Inc. Executive Life and Health Plans, retiree benefits under the Energizer Holdings, Inc. Medical Plan, and any grant of options or restricted stock pursuant to the Energizer Holdings, Inc. 2000 Incentive Stock Plan.

 8.    MR. MULCAHY agrees not to talk about, write about, or otherwise disclose the existence of this Agreement, the terms of this Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than MR. MULCAHY’s spouse, financial advisor, Employee Benefits Plan representative, or attorney, unless MR. MULCAHY is required to do so by federal, state, or local law, or by a court of competent jurisdiction. If MR. MULCAHY discloses the terms of this Agreement to MR. MULCAHY’s spouse, financial advisor or attorney, MR. MULCAHY shall advise that confidentiality is an essential part of this Agreement and advise each that they are bound by the confidentiality clause.

 9.    This Agreement is intended to finally and fully conclude the employment relationship between MR. MULCAHY and ENERGIZER and may be amended only by a writing signed by the parties hereto. This Agreement shall not be interpreted as an admission by either MR. MULCAHY or ENERGIZER of any wrongdoing or any violation of federal, state or local law, regulation, or ordinance. ENERGIZER specifically denies that it, or its employees, supervisors, representatives, or agents, has ever committed any wrongdoing whatsoever against MR. MULCAHY.

 10.    In the event that any provision of the Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

 11.    This Agreement will be governed by the internal law of the State of Missouri and not the law of conflicts. Any lawsuit concerning the rights and obligations created by, or the enforceability of, this Agreement may be brought only in the United States District Court for the Eastern District of Missouri or, in the event such court lacks jurisdiction, in the Missouri State Court in St. Louis County, Missouri. The Parties waive the right to a jury trial in any such lawsuit.

 12.    For purposes of this Agreement, the term "ENERGIZER" shall include Energizer Holdings, Inc., Eveready Battery Company, Inc., Schick Manufacturing, Inc., all subsidiary and affiliated companies, predecessors, successors, and assigns of the aforementioned, and all past, present, and future officers, directors, agents, representatives, stockholders and employees of any of the foregoing.

 13.    MR. MULCAHY expressly acknowledges that ENERGIZER has given him at least twenty-one (21) days to consider this Agreement as originally presented and that ENERGIZER also has given him the opportunity to discuss all aspects of this Agreement with an attorney before signing this Agreement. MR. MULCAHY states that he has discussed this Separation Agreement and General Release or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) days and any further opportunity to discuss this Agreement with an attorney before signing it.

 14.    MR. MULCAHY may revoke his acceptance within seven (7) days after signing this Agreement. MR. MULCAHY’s notice of revocation must be given to ENERGIZER’s Human Resources Department in writing within seven (7) days after signing this Agreement. If MR. MULCAHY does revoke this Agreement, neither MR. MULCAHY nor ENERGIZER will be required to satisfy any of the terms of this Agreement. If MR. MULCAHY has not revoked his acceptance, within seven (7) days this Agreement's effectiveness will become final.

 15.    MR. MULCAHY ACKNOWLEDGES HE HAS READ THIS AGREMENT CONSISTING OF FIFTEEN (15) NUMBERED PARAGRAPHS AND FIVE (5) PAGES, THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, THAT HE IS COMPETENT TO EXECUTE THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, THAT HE HAS HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THIS DOCUMENT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO, AND THAT HE IS VOLUNTARILY EXECUTING IT OF HIS OWN FREE WILL.

J. PATRICK MULCAHY             ENERGIZER HOLDINGS, INC.

____________________________        By:_________________________
 Peter J. Conrad
Vice President, Human Resources

Date:________________________        Date:_______________________

Witness:_____________________

Date:________________________